SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 5, 2003

AMERICAN COMMUNITY BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-30517	56-2179531
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

2593 West Roosevelt Boulevard, Monroe, North Carolina 28111-0418

(Address of principal executive offices)

Registrant’s telephone number, including area code (704) 225-8444

Not Applicable

(Former address of principal executive offices)

Item 5 Other Material Events.

On November 5, 2003 the Registrant entered into a definitive agreement to acquire FNB Bancshares, Inc., Gaffney, South Carolina (“FNB”), the parent holding company for First National Bank of the Carolinas. FNB will be merged with and into the Registrant and First National Bank of the Carolinas will remain a wholly-owned subsidiary of the Registrant. Registrant will exchange an aggregate of 607,558 shares of its common stock and $6,962,610 for all of the outstanding shares of FNB Bancshares, Inc. Shareholders of FNB will be permitted to choose to exchange their shares for either cash, common stock of the Registrant or a combination thereof. The merger transaction is subject to approval of shareholders of both the Registrant and FNB and appropriate regulatory approvals. It is contemplated that the transaction be consummated by the end of the first calendar quarter, 2004.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release dated November 5, 2003

99.2	Agreement and Plan of Merger By and Between American Community Bancshares, Inc., American Community Bank, FNB Bancshares, Inc. and First National Bank of the Carolinas, dated November 5, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY BANCSHARES, INC.

By:	/s/ Randy P. Helton

Randy P. Helton, President

Dated: November 5, 2003

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated November 5, 2003
99.2	Agreement and Plan of Merger dated November 5, 2003.

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